UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 6, 2018

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.

1-3526	The Southern Company (A Delaware Corporation) 30 Ivan Allen Jr. Boulevard, N.W. Atlanta, Georgia 30308 (404) 506-5000	58-0690070

001-11229	Mississippi Power Company (A Mississippi Corporation) 2992 West Beach Boulevard Gulfport, Mississippi 39501 (228) 864-1211	64-0205820
The names and addresses of the registrants have not changed since the last report.
This combined Form 8-K is filed separately by two registrants: The Southern Company and Mississippi Power Company.  Information contained herein relating to each registrant is filed by each registrant solely on its own behalf.  Each registrant makes no representation as to information relating to the other registrant.
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). (Response applicable to each registrant.)
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Matters.
On February 6, 2018, the Mississippi Public Service Commission (“PSC”) voted to approve a settlement agreement relating to cost recovery for the Kemper County energy facility (the “Kemper Facility”) among Mississippi Power Company (“Mississippi Power”), the Mississippi Public Utilities Staff, and certain intervenors (as approved, the “Kemper Settlement Agreement”). The Kemper Settlement Agreement provides for an annual revenue requirement of approximately $99.3 million for costs related to the Kemper Facility, which reflects a reduction from the proposed $112.6 million, solely to account for the impact of federal tax reform legislation adopted in December 2017. The revenue requirement is based on (1) a fixed return on equity (“ROE”) for 2018 of 8.6% excluding any performance adjustment, (2) a ROE for 2019 calculated in accordance with Mississippi Power’s Performance Evaluation Plan (“PEP”), excluding the performance adjustment, (3) for future years, a performance-based ROE calculated pursuant to PEP, and (4) amortization periods for the related regulatory assets and liabilities of eight years and six years, respectively. As previously disclosed, the revenue requirement also reflects a disallowance related to a portion of Mississippi Power’s investment in the Kemper Facility requested for inclusion in rate base, which The Southern Company and Mississippi Power recorded in the fourth quarter 2017 as an additional charge to income of approximately $78 million ($85 million net of accumulated depreciation of $7 million) pre-tax ($48 million after tax).
Under the Kemper Settlement Agreement, retail customer rates will reflect a reduction of approximately $26.8 million annually, with no recovery for costs associated with the gasifier portion of the Kemper Facility in 2018 or at any future date. Mississippi Power will make a compliance rate filing with the Mississippi PSC within 30 days. In addition, (1) the certificate of public convenience and necessity for the Kemper Facility will be modified to limit the Kemper Facility to natural gas combined cycle operation and (2)

Mississippi Power will be required to file a reserve margin plan with the Mississippi PSC by August 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 6, 2018	THE SOUTHERN COMPANY
	By	/s/Melissa K. Caen
Melissa K. Caen Assistant Secretary

MISSISSIPPI POWER COMPANY
	By	/s/Melissa K. Caen
Melissa K. Caen Assistant Secretary